UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2026

VIRTUIX HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-43067	46-4371395
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11500 Metric Blvd, Suite 430 Austin, TX	78758
(Address of principal executive offices)	(Zip Code)

(512) 947-9029

Registrant’s telephone number, including area code:

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Exchange On Which Registered
Common Stock	VTIX	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 31, 2026, Virtuix Holdings Inc. (the “Company”) entered into an Exchange Agreement (the “Exchange Agreement”) with Streeterville Capital, LLC, a Utah limited liability company (“Streeterville”). Pursuant to the Exchange Agreement, Streeterville, acquired from prior investors certain of the Company’s outstanding 2024 Subordinated Promissory Notes bearing interest at a rate of 18% per annum and maturing on March 31, 2026, listed on Schedule 1 to the Exchange Agreement (as amended, assigned, supplemented or otherwise modified prior to March 31, 2026, the “Prior Notes”) and exchanged the Prior Notes for a new promissory note in the original principal amount of $2,681,718.42 (the “Exchange Note”). Other than the exchange of the Prior Notes, Streeterville provided no additional consideration in connection with the exchange. The Exchange Agreement provides that the exchange is intended to qualify under Section 3(a)(9) of the Securities Act of 1933, as amended.

The Exchange Note bears interest at a rate of 6% per annum, compounded daily, from March 31, 2026 until paid in full, and matures on July 1, 2027. The Exchange Note contains an original issue discount of $242,883.49 and includes $10,000 for Streeterville’s transaction expenses, each of which is included in the initial principal balance and deemed fully earned as of March 31, 2026. Beginning July 1, 2026, Streeterville has the right, in its sole discretion, to require monthly redemptions up to $111,738.27 per month, within two trading days of notice. The Exchange Note also provides a limited redemption feature tied to specified trading-price conditions.

The Company’s obligations under the Exchange Note are guaranteed by Virtuix Inc., a Delaware corporation and a subsidiary of the Company, pursuant to a guaranty referenced in the Exchange Agreement (filed as Exhibit 10.3 to this Current Report on Form 8-K). The Exchange Documents (as defined in the Exchange Agreement) include customary affirmative and negative covenants, including, among others, covenants relating to timely SEC reporting, maintenance of listing, restrictions on liens other than permitted liens, limitations on certain debt and equity issuances, notice of litigation, and restrictions on transfers or issuances of equity of Virtuix Inc. The Exchange Note includes customary trigger events, events of default and remedies, including the right to accelerate the obligations and a Mandatory Default Amount (as defined in the Exchange Note) following the application of the Trigger Effect (as defined in the Exchange Note). The Exchange Agreement contains Utah governing-law and dispute-resolution provisions, including arbitration arrangements, and customary representations, warranties, conditions to closing and other terms.

For purposes of Rule 144, the Exchange Note is deemed to have been issued on December 10, 2024, and the Company acknowledges that the holding period for the Exchange Note includes the holding periods of the Prior Notes from their respective original issuance dates, as set forth in the Exchange Agreement.

The foregoing description of the Exchange Agreement, the Exchange Note and the Guaranty does not purport to be complete and is qualified in its entirety by reference to the full text of the Exchange Agreement, the Exchange Note, and the Guaranty which are filed as Exhibits 10.1, 10.2 and 10.3 respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Exchange Agreement, dated March 31, 2026, by and between Virtuix Holdings Inc. and Streeterville Capital, LLC.
10.2	Promissory Note (Exchange Note), issued by Virtuix Holdings Inc. to Streeterville Capital, LLC, in the original principal amount of $2,681,718.42.
10.3	Guaranty, dated March 31, 2026, made by Virtuix, Inc. in favor of Streeterville Capital, LLC.
104	Cover Page Interactive File (the cover page XBRL tags are embedded in the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 2, 2026

VIRTUIX HOLDINGS INC.

By:	/s/ Jan Goetgeluk
Jan Goetgeluk
Chief Executive Officer
(Principal Executive Officer)

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